Exhibit 99.1

SPAR Group, Inc. Reports First Quarter 2024 Results

May 15, 2024

•	Consolidated Revenues of $68.7 million, up 7% from Last Year
•	U.S. and Canada Revenues up 22% from Last Year
•	Consolidated Operating Income of $9.6 million compared to $3.2 million Last Year
•	Diluted EPS of $0.28 compared to $0.04 Last Year

AUBURN HILLS, Mich., May 15, 2024 (GLOBE NEWSWIRE) -- SPAR Group, Inc. (NASDAQ: SGRP) (“SPAR,” “SPAR Group” or the “Company”), today announced first-quarter 2024 consolidated revenues of $68.7 million, a 6.7% increase from the first quarter of 2023. Consolidated operating income was $9.6 million, up 204% compared to the first quarter of 2023. Diluted earnings per share were $0.28, including one-time recognition of a $7.2 million pre-tax gain on sale for the quarter, up 600% from the same period in 2023.

“I want to thank all of our team for their hard work and efforts,” said Mike Matacunas, SPAR chief executive officer. “Our financial performance in the first quarter exceeded our expectations as the U.S. remodel business recovered more quickly than planned, our Canada business continued to deliver outstanding results and demand for our services grew.”

“We continue to make significant progress in simplifying our operating and financial structure while driving our core business of merchandising, brand marketing, store transformation and fulfillment services. To date, the company has announced the sale of Australia, China, National Merchandising Services, South Africa and Brazil. In addition, we announced the acquisition of the minority interest in our remaining U.S. joint venture to own 100% of the value for our shareholders and acquired 1 million shares under our share repurchase plan from one of our largest shareholders and founder. We have more to do, but I am pleased with our results to date,” concluded Matacunas.

First Quarter 2024 Financial Results

Net revenues were $68.7 million, comprised of $54.7 million from the Americas segment (79.6%), $8.3 million from EMEA (12.0%), and $5.8 million from APAC (8.4%). Total net revenue increased by 6.7% despite business divestitures compared to the prior year. The Americas revenues increased by 12.5%, driven mostly by the U.S. and Canada, and APAC revenues decreased by 5.5% compared to the prior year. EMEA revenues declined by 14.7% from the prior year quarter.

Gross profit was $12.5 million, or 18.3% of revenues, compared to $14.1 million, or 22.0% of revenues, in the prior year's quarter. The decrease in gross margin was due to a mix shift to the remodeling business, which has higher labor and travel cost, and lower gross margin in South Africa due to (i) additional variable expenses in the cost of sales, (ii) government-imposed wage increases ahead of inflation at a time when the economy is under pressure which forced margin reduction in contract renegotiations.

Selling, general, and administrative (SG&A) expenses were $9.6 million, or 14.0% of revenues, an improvement from $10.5 million, or 16.2% of revenues, in the prior year's quarter.

Operating income was $9.6 million in the first quarter, compared to $3.2 million in the year-ago quarter. Current-year results included a $7.2 million gain on the sale of the business from the Company’s strategic divestitures, which are intended to simplify operations and focus on profitable businesses.

Net income attributable to SPAR Group, Inc. was $6.6 million, or $0.28 per diluted share, compared to $866 thousand, or $0.04 per diluted share, in the year-ago quarter. Non-GAAP Adjusted net income attributable to SPAR Group, Inc. (1) in the quarter was $1.3 million, or $0.06 per diluted share, compared to Adjusted net income of $1.3 million, or $0.05 per diluted share, in the year-ago quarter.

Consolidated Adjusted EBITDA (1) in the 2024 quarter was $3.4 million, comparable to $4.2 million in the prior year. Adjusted EBITDA attributable to SPAR Group, Inc. (1) in the 2024 quarter was $2.5 million, compared to $2.9 million in the prior year.

(1) Adjusted Net income attributable to SPAR Group, Inc., Adjusted Diluted earnings per share attributable to SPAR Group, Inc., and Adjusted EBITDA are non-GAAP financial measures as defined and reconciled below.

Financial Position as of March 31, 2024

The Company’s total worldwide liquidity at the end of the quarter was $21.0 million, with $16.6 million in cash and cash equivalents and $4.4 million of unused availability as of March 31, 2024. For the three months ended March 31, 2024, net cash provided by operating activities was $615 thousand. The Company ended the quarter with net working capital of $38.2 million on March 31, 2024.

Conference Call

The Company will conduct a conference call today at 10:00 a.m. Eastern Time to discuss financial and operating results for the period ended March 31, 2024. To access the call live by phone, dial 1-833-630-1542 (Domestic) and 1-412-317-1821 (International) and ask for the SPAR Group call at least 10 minutes prior to the start time. A telephonic replay will be available through May 20, 2024, by calling 1-877-344-7529 using passcode ID 5949651#. A webcast of the call will also be available live and for later replay on the Company’s Investor Relations website at https://investors.sparinc.com/events-and-presentations.

About SPAR Group, Inc.

SPAR Group is a leading global merchandising and marketing services company, providing a broad range of services to retailers, manufacturers, and distributors around the world. With more than 50 years of experience, approximately 25,000 merchandising specialists around the world, an average of 200,000+ store visits a week and long-term relationships with some of the world’s leading manufacturers and retail businesses, we provide specialized capabilities across more than eight countries. Our unique combination of scale, merchandising and marketing expertise, combined with our unwavering commitment to excellence, separate us from the competition. For more information, please visit the SPAR Group’s website at http://www.sparinc.com.

Cautionary Note Regarding Forward-Looking Statements

This Press Release contains, and the above referenced recorded comments, will contain “forward-looking statements” within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, made by, or respecting, SPAR Group, Inc. (“SGRP”) and its subsidiaries (together with SGRP, “SPAR”, “SPAR Group” or the “Company”), filed in an Annual Report on Form 10-K by SGRP with the Securities and Exchange Commission (the “SEC”) for its fiscal year ended December 31, 2023, and SGRP’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports and statements as and when filed with the SEC (including the Quarterly Report, the Annual Report and the Proxy Statement, the Information Statement, the Second Special Meeting Proxy/Information Statement, each a “SEC Report”). “Forward-looking statements” are defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other applicable federal and state securities laws, rules and regulations, as amended (together with the Securities Act and Exchange Act, the “Securities Laws”).

The forward-looking statements made by the Company in this Press Release may include (without limitation) any expectations, guidance or other information respecting the pursuit or achievement of the Company’s corporate strategic objectives. The Company’s forward-looking statements also include, in particular and without limitation, those made in “Business”, “Risk Factors”, “Legal Proceedings”, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report. You can identify forward-looking statements in such information by the Company’s use of terms such as “may”, “will”, “expect”, “intend”, “believe”, “estimate”, “anticipate”, “continue”, “plan”, “project” or similar words or variations or negatives of those words.

You should carefully consider (and not place undue reliance on) the Company’s forward-looking statements, risk factors and the other risks, cautions and information made, contained or noted in or incorporated by reference into this Press Release, the Annual Report, the Proxy Statement and the other applicable SEC Reports that could cause the Company’s actual performance or condition (including its assets, business, clients, capital, cash flow, credit, expenses, financial condition, income, liabilities, liquidity, locations, marketing, operations, performance, prospects, sales, strategies, taxation or other achievement, results, risks, trends or condition) to differ materially from the performance or condition planned, intended, anticipated, estimated or otherwise expected by the Company (collectively, “expectations”) and described in the information in the Company’s forward-looking and other statements, whether expressed or implied. Although the Company believes them to be reasonable, those expectations involve known and unknown risks, uncertainties, and other unpredictable factors (many of which are beyond the Company’s control) that could cause those expectations to fail to occur or be realized or such actual performance or condition to be materially and adversely different from the Company’s expectations. In addition, new risks and uncertainties arise from time to time, and it is impossible for the Company to predict these matters or how they may arise or affect the Company. Accordingly, the Company cannot assure you that its expectations will be achieved in whole or in part, that the Company has identified all potential risks, or that the Company can successfully avoid or mitigate such risks in whole or in part, any of which could be significant and materially adverse to the Company and the value of your investment in SGRP’s Common Stock.

You should also carefully review the risk factors described in the Annual Report (See Item 1A – Risk Factors) and any other risks, cautions or information made, contained or noted in or incorporated by reference into the Annual Report, the Proxy Statement or other applicable SEC Report. All forward-looking and other statements or information attributable to the Company or persons acting on its behalf are expressly subject to and qualified by all such risk factors and other risks, cautions and information.

The Company does not intend or promise, and the Company expressly disclaims any obligation, to publicly update or revise any forward-looking statements, risk factors or other risks, cautions or information (in whole or in part), whether as a result of new information, risks or uncertainties, future events or recognition or otherwise, except as and to the extent required by applicable law.

Media Contact: Ronald Margulis RAM Communications 908-272-3930 ron@rampr.com	Investor Relations Contact: Sandy Martin Three Part Advisors 214-616-2207 smartin@threepa.com

- Financial Statements Follow –

SPAR Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31
	2024	2023

Net revenues	$68,693	$64,380
Related party - cost of revenues	-	1,497
Cost of revenues	56,151	48,745
Gross profit	12,542	14,138
Selling, general and administrative expense	9,616	10,456
Gain on sale of business	(7,157)	-
Depreciation and amortization	511	532
Operating income	9,572	3,150
Interest expense	530	390
Other expense (income), net	7	(58)
Income before income tax expense	9,035	2,818

Income tax expense	1,854	1,041
Net income	7,181	1,777
Net (income) loss attributable to non-controlling interest	(554)	(911)
Net income (loss) attributable to SPAR Group, Inc.	$6,627	$866
Basic income per common share attributable to SPAR Group, Inc.	0.28	0.04
Diluted income per common share attributable to SPAR Group, Inc.	$0.28	$0.04
Weighted-average common shares outstanding– basic	23,817	23,114
Weighted-average common shares outstanding – diluted	24,013	23,279

SPAR Group, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(unaudited)

(In thousands, except share and per share data)

	March 31	December 31,
	2024	2023

Assets:
Current assets:
Cash and cash equivalents	$16,629	$10,719
Accounts receivable, net	68,728	59,776
Prepaid expenses and other current assets	7,837	5,614
Total current assets	93,194	76,109
Property and equipment, net	2,643	2,871
Operating lease right-of-use assets	1,682	2,323
Goodwill	942	1,382
Intangible assets, net	865	1,180
Deferred income taxes	3,074	4,687
Other assets	2,131	1,729
Total assets	$104,531	$90,281
Liabilities and equity
Current liabilities:
Accounts payable	$11,001	$9,488
Accrued expenses and other current liabilities	20,060	15,274
Due to affiliates	3,168	3,205
Customer incentives and deposits	5,113	1,905
Lines of credit and short-term loans	15,159	17,530
Current portion of operating lease liabilities	522	1,163
Total current liabilities	55,023	48,565
Operating lease liabilities, net of current portion	1,160	1,160
Long-term debt	8,292	310
Total liabilities	64,475	50,035
Commitments and contingencies
Stockholders' equity:
Preferred stock, Series - A, $.01 par value: Authorized and available shares– 2,445,598 Issued and outstanding shares– None Preferred stock, Series - B. $.01 par value: Authorized and available shares– 2,000,000 Issued and outstanding shares– none and 650,000 at March 31, 2024 and December 31, 2023, respectively	-	7
Common stock, $0.01 par value per share: 47,000,000 shares authorized as of March 31, 2024; 24,215,959 and 23,446,444 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	242	232
Treasury stock, at cost, 205,485 shares as of March 31, 2024 and December 31, 2023	(285)	(285)
Additional paid-in capital	21,131	21,004
Accumulated other comprehensive loss	(4,659)	(3,341)
Retained earnings	16,524	10,609
Total stockholders' equity attributable to SPAR Group, Inc.	32,953	28,226
Non-controlling interest	7,103	12,020
Total stockholders’ equity	40,056	40,246
Total liabilities and stockholders’ equity	$104,531	$90,281

SPAR Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(unaudited)

(In thousands)

	Three Months Ended
	March 31
	2024	2023
Cash flows from operating activities:
Net income	$7,181	$1,777
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	511	532
Amortization of operating lease assets	176	133
Provision for expected credit losses	61	(35)
Deferred income tax expense	1,613	(129)
Share-based compensation expense	128	173
Gain on sale of business	(7,157)	-
Changes in operating assets and liabilities, net of business disposals:
Accounts receivable	(8,952)	607
Prepaid expenses and other assets	(2,385)	1,301
Accounts payable	2,618	(325)
Operating lease liabilities	(176)	(133)
Accrued expenses, other current liabilities and customer incentives and deposits	6,997	(965)
Net cash provided by operating activities	615	2,936

Cash flows from investing activities:
Cash transferred in sale of business	(432)	(343)
Purchases of property and equipment and capitalized software	(446)	-
Net cash used in investing activities	(878)	(343)

Cash flows from financing activities:
Borrowings under line of credit	25,780	26,659
Repayments under lines of credit	(23,657)	(26,577)
Proceeds from term debt	8,187	445
Payments on term debt	(1,503)	(124)
Payments on capital lease obligations	-	(5)
Payments of notes to seller	(1,120)	(722)
Dividend on noncontrolling interest	(1,343)	(304)
Net cash provided by (used in) financing activities	6,344	(628)

Effect of foreign exchange rate changes on cash	(171)	(57)
Net increase (decrease) in cash and cash equivalents	5,910	1,908
Cash and cash equivalents at beginning of year	10,719	9,345
Cash and cash equivalents at end of year	$16,629	$11,253

SPAR Group, Inc. and Subsidiaries

Segment Information

(unaudited)

(In thousands)

	Three Months Ended
	March 31
	2024	2023
Net Revenues:
Americas	$54,655	$48,578
APAC	5,761	6,100
EMEA	8,277	9,702
Total net revenues	$68,693	$64,380

Operating income:
Americas	$9,427	$2,521
APAC	(216)	(192)
EMEA	361	821
Total operating income	$9,572	$3,150

Reconciliation of GAAP to Non-GAAP Financial Measures

Non-GAAP net income attributable to SPAR Group and related per share amounts represents net income attributable to SPAR Group adjusted for the removal of a one-time positive adjustment. Adjusted EBITDA represents net income before, as applicable from time to time, (i) depreciation and amortization of long-lived assets, (ii) interest expense (iii) income tax expense, (iv) Board of Directors incremental compensation expense, (v) restructuring, (vi) impairment, (vii) nonrecurring legal settlement costs and associated legal expenses unrelated to the Company's core operations, (viii) and special items as determined by management. These metrics are supplemental measures of our operating performance that are neither required by, nor presented in accordance with, GAAP. These measures have limitations as analytical tools and should not be considered in isolation or as an alternative to performance measure derived in accordance with GAAP as an indicator of our operating performance. We present Adjusted net income attributable to SPAR Group and per share amounts, and Adjusted EBITDA because management uses these measures as key performance indicators, and we believe that securities analysts, investors and others use these measures to evaluate companies in our industry. Our calculation of these measures may not be comparable to similarly named measures reported by other companies. The following tables present a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to these measures for the periods presented:

SPAR Group, Inc.

Net income attributable to SPAR Group, Inc. to

Adjusted Net income attributable to SPAR Group, Inc. Reconciliation

Diluted income per common share attributable to SPAR Group, Inc. to

Adjusted Diluted income per common share attributable to SPAR Group, Inc. Reconciliation

(In thousands)

	Three Months Ended
	March 31
	2024	2023
Net Income attributable to SPAR Group Inc.	$6,627	$866
Adjustments to Consolidated EBITDA (net of taxes)*	(5,292)	387
Adjusted Net income attributable to SPAR Group, Inc.	$1,335	$1,253

Diluted income per common share attributable to SPAR Group, Inc.	$0.28	$0.04
Adjustments to Consolidated EBITDA per share (net of taxes)	(0.22)	0.01
Adjusted Diluted income per common share attributable to SPAR Group, Inc.	$0.06	$0.05

* 2024 Adjustments to Consolidated EBITDA include $330K for review of strategic initiatives, $(7,157)K gain on sale, and $128K of stock based compensation.  2023 Adjustments to Consolidated EBITDA include $317K for review of strategic alternatives and $173K for stock based compensation.  All of these are tax effected at 21% to compute the after tax value presented here.

SPAR Group, Inc.

Net Income to Consolidated Adjusted EBITDA to

Adjusted EBITDA attributable to SPAR Group, Inc. Reconciliation

(In thousands)

	Three Months Ended
	March 31
	2024	2023
Consolidated Net Income	$7,181	$1,777
Depreciation and amortization	511	532
Interest expense	530	390
Income Tax expense	1,854	1,041
Other expense (income), net	7	(58)
Consolidated EBITDA	10,083	3,682
Review of Strategic Alternatives	330	317
Gain on Sale of Business	(7,157)	-
Share Based Compensation	128	173
Consolidated Adjusted EBITDA	3,384	4,172
Adjusted EBITDA attributable to non controlling interest	(918)	(1,276)
Adjusted EBITDA attributable to SPAR Group, Inc.	$2,466	$2,896

Note: We report non‑GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled "Statement Regarding Use of Non‑GAAP Financial Measures" for an explanation of non‑GAAP measures, and the table entitled "GAAP to Non‑GAAP Reconciliation" for a reconciliation of GAAP to non‑GAAP measures.

Source: SPAR Group, Inc.